                                                                      EXHIBIT 21


AMERICAS -                                                                    JURISDICTION
Convergenet Technologies, Inc.                                                California
DCC Executive Security Inc.                                                   Delaware
Dell America Latina Corp.                                                     Delaware
Dell Auction L.P.                                                             Texas
Dell Catalog Sales Corporation                                                Delaware
Dell Catalog Sales L.P.                                                       Texas
Dell Comercial do Brasil Ltda.                                                Brazil
Dell Computadores do Brasil Ltda.                                             Brazil
Dell Computer Corporation                                                     Delaware
Dell Computer Corporation                                                     Ontario, Canada
Dell Computer de Chile Corp.                                                  Delaware
Dell Computer de Chile Ltda                                                   Chile
Dell Computer de Colombia Corp.                                               Delaware
Dell Computer de Mexico, S.A. de C.V.                                         Mexico
Dell Computer Holdings Corporation                                            Delaware
Dell Computer Holdings L.P.                                                   Texas
Dell Computer India Corporation                                               Delaware
Dell Computer Services de Mexico de C.V.                                      Mexico
Dell Direct Sales Corporation                                                 Delaware
Dell Direct Sales L.P.                                                        Texas
Dell Eastern Europe Corporation                                               Delaware
Dell Export Sales Corporation                                                 Barbados
Dell Financial Services L.P.                                                  Texas
Dell Funding Corporation                                                      Delaware
Dell Gen. P. Corp                                                             Delaware
Dell International Incorporated                                               Delaware
Dell Marketing Corporation                                                    Delaware
Dell Marketing L.P.                                                           Texas
Dell Products Corporation                                                     Delaware
Dell Products L.P.                                                            Texas
Dell Puerto Rico Corp.                                                        Puerto Rico
Dell Quebec Inc.                                                              Quebec
Dell Receivables Gen. P. Corp                                                 Delaware
Dell Receivables L.P.                                                         Texas
Dell Services Corporation                                                     Delaware
Dell Services L.P.                                                            Texas
Dell USA Corporation                                                          Delaware
Dell USA L.P.                                                                 Texas
Dell Ventures Corporation                                                     Delaware
Dell Ventures L.P.                                                            Texas
Dell World Trade L.P.                                                         Texas
Dellnet Limited                                                               Canada

EUROPE, MIDDLE EAST AND AFRICA
Bracknell Boulevard Management Company Limited                                United Kingdom
Dell Computer (FZE)                                                           U.A.E.
Dell Computer (Italia) S.p.A.                                                 Italy
Dell Computer (Proprietary) Ltd                                               South Africa
Dell Computer AB                                                              Sweden
Dell Computer AS                                                              Denmark

Dell Computer AS                                                              Norway
Dell Computer BV                                                              Netherlands
Dell Computer Corporation Limited                                             United Kingdom
Dell Computer EEIG                                                            United Kingdom
Dell Computer Ges.m.b.H                                                       Austria
Dell Computer GmbH                                                            Germany
Dell Computer Holdings (Europe) B.V.                                          Netherlands
Dell Computer Holding I, SGPS, Unipessoal Lda                                 Madeira
Dell Computer Holding II, SGPS, Unipessoal Lda                                Madeira
Dell Computer International (II) - Comercio de Computadores Sociedade
     Unipessoal Lda                                                           Madeira, Portugal
Dell Computer Limited                                                         Ireland
Dell Computer NV                                                              Belgium
Dell Computer Poland, Sp.z.o.o.                                               Poland
Dell Computer Portugal - Comercio de Computadores e Servicos, Unipessoal,     Madeira
Lda
Dell Computer S.A.                                                            France
Dell Computer S.A.                                                            Spain
Dell Computer SA                                                              Switzerland
Dell Computer spol. sro                                                       Czech Republic
Dell Direct                                                                   Ireland
Dell Distribution (EMEA) Limited                                              United Kingdom
Dell Financial Services International Limited                                 Ireland
Dell Products                                                                 Ireland
Dell Products (Asia) BV                                                       Netherlands
Dell Products (Europe) B.V.                                                   Netherlands
Dell Products II                                                              Ireland
Dell Research                                                                 Ireland
OY Dell Computer AB                                                           Finland
Dell Computer Holdings (Europe) Investments C.V.                              Netherlands

ASIA-PACIFIC/JAPAN
Dell Asia Pacific Sdn.                                                        Malaysia
Dell Computer (China) Co. Ltd.                                                China
Dell Computer (Thailand) Co., Ltd.                                            Thailand
Dell Computer Asia Pte. Ltd.                                                  Singapore
Dell Computer Asia, Limited                                                   Hong Kong

Dell Computer Corporation                                                     Korea
Dell Computer Kabushiki Kaisha                                                Japan
Dell Computer India Private Limited                                           India
Dell Computer Limited                                                         New Zealand
Dell Computer PTY. Limited                                                    Australia